                                    Exhibit A
                                       to
                          Advisory and Service Contract
                                     between
                             Wasatch Funds, Inc. and
                             Wasatch Advisors, Inc.

                                                                  Annual
Fund                                         Effective Date    Advisory Fee
----                                       -----------------   ------------
Series A - Wasatch Small Cap Growth Fund   January 27, 1998        1.00%

Series B - Wasatch Core Growth Fund        January 27, 1998        1.00%

Series C - Wasatch Hoisington U.S.
   Treasury Fund                           January 27, 1998        0.50%

Series D - Wasatch Ultra Growth Fund       January 27, 1998        1.25%

Series E - Wasatch Micro-Cap Fund          January 27, 1998        2.00%

Series F - Wasatch Global Science &
   Technology Fund                         December 8, 2000        1.50%

Series G - Wasatch Small Cap Value Fund    January 27, 1998        1.50%

Series H - Wasatch International Growth
   Fund                                    June 14, 2002           1.50%

Series I - Wasatch Micro Cap Value Fund    June 4, 2003            2.00%

Series J - Wasatch Heritage Growth Fund    February 25, 2004       0.70%

Series K - Wasatch International
   Opportunities Fund                      November 17, 2004       2.00%

Series L - Wasatch Strategic Income Fund   November 21, 2005       0.70%